Exhibit 99.1

                                                        Contact:
                                                        -------
                                                        Susan Hickey
                                                        NetRatings, Inc.
                                                        212-703-5909
                                                        shickey@netratings.com


           NETRATINGS ANNOUNCES THIRD QUARTER 2003 FINANCIAL RESULTS

     New York, Nov. 5, 2003 - NetRatings, Inc. (NASDAQ: NTRT), the global standard for Internet audience measurement and analysis, today announced financial results for the third quarter ended Sept. 30, 2003. Revenues for the third quarter were $10.6 million, a 22 percent increase over revenues of $8.7 million in the third quarter of 2002, and up 4 percent compared to second quarter 2003 revenues of $10.2 million.

     In accordance with generally accepted accounting principles (GAAP), net loss for the third quarter was $6.5 million, or $0.19 per share, on approximately 33.9 million shares. This compares with a net loss of $6 million, or $0.18 per share, in the third quarter of 2002, on approximately 33.5 million shares.

     On an EBITDA basis (a non-GAAP measure that reflects net income/loss excluding interest income/expense, taxes, depreciation, and amortization of intangibles and stock-based compensation), the company reported a third quarter 2003 loss of $3.5 million, or $0.10 per share. This compares with an EBITDA loss in the third quarter of 2002 of $4.0 million or $0.12 per share. A complete reconciliation of GAAP results to EBITDA results may be found in the accompanying financial tables and footnote.

     Cash, cash equivalents and short-term investments at the end of the third quarter were $227 million, compared to $234 million at the end of the second quarter of 2003.

     NetRatings reported a global client renewal rate of 76 percent, up from 72 percent during the second quarter. The company added 124 new clients during the quarter - including 63 new clients added through its acquisition of NetCrawling in July - and ended the quarter with 764 clients.

                                    - more -

     "Our third quarter financial performance combined with our ongoing product development initiatives position NetRatings for a strong future," said William Pulver, president and chief executive officer of NetRatings. "We saw positive trends in important client metrics including client count and renewal rate, and signed or renewed contracts with leading companies including Aventis, Digitas, InfoSpace, L.L. Bean, Microsoft, New York Times Digital, The Weather Channel and Yahoo!"

     NetRatings' product development initiatives include:

o MegaPanel - measuring one million Internet users in the U.S., U.K., Germany and France, MegaPanel services provide marketers with unparalleled e-commerce and online/offline consumer behavior insights. MegaPanel services are available in Europe now; with U.S. availability planned for the first half of 2004.

o HomeScan Online - developed jointly with ACNielsen U.S., HomeScan Online integrates Nielsen//NetRatings Internet audience measurement information with ACNielsen retail sales data to offer marketers and publishers insights into consumer purchasing and Web usage. Product availability is planned for the first quarter of 2004.

o WebIntercept - providing clients with unique online surveying capabilities based on actual Web usage behaviors, WebIntercept is available today.

o Nielsen//NetRatings LemonAd - the leading provider of online advertising intelligence for the European market, LemonAd is available today in 12 countries and counts Europe's leading publishers and advertising agencies as clients.

o Hispanic Panel - provides marketers with Web usage data covering the growing U.S. Hispanic consumer population. With charter clients including Univision and YupiMSN, the service is available now.

     Mr. Pulver continued, "With our comprehensive and expanding product portfolio, outstanding partners and strengthening client metrics - supported by a strong balance sheet and improving economic conditions - we are optimistic about NetRatings' opportunity to become the global leader in Internet media and market research. With a global leadership position in the media research sector today, we are excited about the growth opportunity that many of our new products provide in the market research space. As we end 2003 and look to the year ahead, we are focused on leveraging our unique position to take advantage of the increased enthusiasm related to Internet advertising and marketing."

                                    - more -

Guidance

     For the fourth quarter ending Dec. 31, 2003, NetRatings is projecting the following:

-    Revenue is expected to be between $10.5 million and $10.9 million

-    Gross margin is expected to be between 50 percent and 52 percent

- Operating expenses are expected to be between $13.4 million and $13.8 million

-    Net loss per share on a GAAP basis is expected to be between $0.22 and
     $0.24

-    EBITDA loss per share is expected to be between $0.12 and $0.14

     Based on fourth quarter guidance, NetRatings' full-year 2003 guidance is now:

-    Revenue is expected to be between $40.3 million and $40.7 million

-    Gross margin is expected to be between 50 percent and 52 percent

- Operating expenses are expected to be between $50.2 million and $50.6 million

-    Net loss per share on a GAAP basis is expected to be between $0.75 and
     $0.77

-    EBITDA loss per share is expected to be between $0.41 and $0.43

Third Quarter 2003 Conference Call

Today at 4:30 p.m. ET, NetRatings management will host a conference call and Webcast to discuss its third quarter 2003 results and business outlook. The company welcomes all members of the financial and media communities to visit the "Investor Relations" area of www.netratings.com to listen to the conference call via live Webcast.

About NetRatings
NetRatings, Inc. (Nasdaq: NTRT) is the provider of the Nielsen//NetRatings services, which set the global standard for Internet audience measurement and analysis. Nielsen//NetRatings enables its customers to make informed business-critical decisions regarding their Internet strategies with its technology driven products and services, which include the Nielsen//NetRatings NetView Internet audience measurement service, AdRelevance online advertising intelligence, @Plan Web user lifestyle, demographic and product brand preferences data, and WebRF, an Internet reach and frequency planning tool, and custom data, research and analysis. For more information, please visit www.nielsen-netratings.com.

Safe Harbor Statement
This press release contains statements that may constitute forward-looking statements pursuant to the safe harbor provisions of the Private Litigation Reform Act of 1995. These forward-looking statements are based on current expectations and assumptions and involve a number of uncertainties and risks that could cause actual results to differ materially from those currently expressed in any such forward-looking statements. Information about potential factors that may affect NetRatings' business and financial results is included in its annual report on Form 10-K for the fiscal year ended December 31, 2002 and its quarterly reports on Form 10-Q, including, without limitation, under the captions "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors That May Affect Our Performance." Each of these documents is on file with the SEC and is available free of charge. Readers of this press release are referred to such filings. The forward-looking statements herein speak only as of the date of this press release. NetRatings does not undertake to update any forward-looking statement that may be made from time to time by it or on behalf of NetRatings.

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NetRatings, Inc.
Statements of Operations
(in thousands, except per share data)


                                                        Three Months Ended         Nine Months Ended
                                                           September 30,                 June 30,
                                                        2003         2002          2003         2002
                                                     ---------    ---------     ---------     ---------
Revenue                                              $ 10,611     $  7,698      $ 29,834      $ 20,294

Cost of revenue                                         5,029        4,659        14,428        11,187

                                                     ---------    ---------     ---------     ---------
Gross profit                                            5,582        4,039        15,406         9,107
                                                     ---------    ---------     ---------     ---------

Operating expenses:
            Research and development                    2,503        2,727         7,106         6,126
            Sales and marketing                         4,433        4,081        12,414        10,452
            General and administrative                  2,885        1,583         7,534         4,637
            Restructuring and other expenses                -            -             -         6,969
            Acquisition-related expenses                    -            -             -         3,033
            Amortization of intangibles                   969          806         2,928         1,416
            Amortization of stock-based
            compensation                                2,276        2,281         6,829         7,153
                                                     ---------    ---------     ---------     ---------
                 Total operating expenses              13,066       11,478        36,811        39,786
                                                     ---------    ---------     ---------     ---------
Loss from operations                                   (7,484)      (7,439)      (21,405)      (30,679)

Gain(loss) on joint ventures                               32         (266)          (18)       (2,377)
Interest income, net                                      732        1,690         3,241         5,908
Minority interest in losses of
consolidated subsidiaries                                 179           39           323            39
                                                     ---------    ---------     ---------     ---------
Net loss                                             $ (6,541)    $ (5,976)      $17,859)     $(27,109)
                                                     =========    =========     =========     =========

Basic and diluted
net loss per share                                   $  (0.19)    $  (0.18)     $  (0.53)     $  (0.82)
                                                     =========    =========     =========     =========


Shares used to compute basic and diluted
net and EBITDA net loss per common share                33,869       33,468        33,746        33,022
                                                     =========    =========     =========     =========

EBITDA (1)
------------------
Net loss                                             $ (6,541)    $ (6,976)     $(17,859)     $(27,109)
Less:
      Interest income, net                               (732)      (1,690)       (3,241)       (5,908)
      Depreciation                                        531          555         1,611         1,377
      Amortization of intangibles                         969          806         2,928         1,416
      Amortization of stock-based compensation          2,276        2,281         6,829         7,153
                                                     ---------    ---------     ---------     ---------
      EBITDA                                         $ (3,507)    $ (4,024)     $ (9,732)     $(23,071)
                                                     ---------    ---------     ---------     ---------

      EBITDA loss per common share                   $  (0.10)    $  (0.12)     $  (0.29)     $  (0.70)
                                                     =========    =========     =========     =========

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(1) EBITDA reflects net income/loss excluding interest income/expense, taxes, depreciation, and amortization of intangibles and stock-based compensation. Management uses this measure internally to evaluate the company's performance. NetRatings provides results, guidance and associated reconciliation of this non-GAAP measure to the investment community, as we believe it provides consistent and comparable measures to help investors understand our current and future operating cash flow performance. Interest income/expense is excluded as it is not related to our operating performance. Depreciation expenses are non-cash charges. NetRatings excludes amortization of intangibles and stock-based compensation as they are non-cash charges not directly related to operations. EBITDA data is provided as a complement to results provided in accordance with GAAP, and should be considered in addition to, and not as a substitute for or superior to, other measures of financial performance prepared in accordance with GAAP.

Reconciliation of net loss per share to EBITDA per share for fourth quarter and full year 2003 guidance

                                Three months ending              Year ending
                                   Dec. 31, 2003               Dec. 31, 2003
                                   --------------               -------------
Net loss                         $ (0.22)     $ (0.24)     $ (0.75)   $  (0.77)
Less:
  Interest income, net             (0.02)       (0.02)       (0.12)      (0.12)
  Depreciation                      0.03         0.03         0.07        0.07
  Amortization of intangibles       0.06         0.06         0.27        0.27
  Amortization of stock-based
   compensation                     0.03         0.03         0.12        0.12
                                 -------      -------      -------    --------

EBITDA loss per share
 guidance range                  $ (0.12)     $ (0.14)     $ (0.41)   $  (0.43)
                                 =======      =======      =======    ========
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NetRatings, Inc.
Balance Sheets
(in thousands)


ASSETS
                                       September 30,    December 31,
                                           2003             2002
                                        -----------     -----------
Current assets
Cash, cash equivalents
 & short term investments               $   227,427     $   241,411
Accounts receivable                           7,693           7,721
Other current assets                          4,307           3,878
                                        -----------     -----------
 Total current assets                       239,427         253,010

Property and equipment                        3,209           2,994
Intangibles                                  17,759          21,684
Goodwill                                     54,538          51,298
Other assets                                    664           2,659
                                        -----------     -----------
 Total assets                           $   315,597     $   331,645
                                        ===========     ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
Accounts payable & accrued expenses     $    20,648     $    23,157
Deferred revenue                             11,167          11,202
Restructuring liabilities                     3,145           6,604
                                        -----------     -----------
 Total liabilities                           38,960          40,963

Minority interest                             2,009           2,016

Stockholders' equity                        278,628         288,666
                                        -----------     -----------
 Total liabilities and
  stockholders' equity                  $   315,597     $   331,645
                                        ===========     ===========

                                      ###